Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobile Gaming International Corp.

As independent registered public accountants, we hereby consent to the use of our report dated August 31, 2012, with respect to the financial statements of in its registration statement on Form S-1, Pre-Effective Amendment 2 relating to the registration of 6,000,000 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Farmington, UT

November 26, 2012